Exhibit 23


                    Consent of Independent Public Accountants
                    -----------------------------------------


        As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 7, 1996 included in or incorporated by reference into Thermo Cardiosystems Inc.'s Annual Report on Form 10-K for the year ended December 30, 1995, and into the Company's previously filed Registration Statement No. 33-45283 on Form S-8, Registration Statement No. 33-45255 on Form S-8, Registration Statement No. 33-52822 on Form S-8, Registration Statement No. 33-75654 on Form S-3, Registration Statement No. 33-78732 on Form S-8, Registration Statement No. 33-78730 on Form S-8, Registration Statement No. 33-78734 on Form S-8, Registration Statement No. 33-78736 on Form S-8, Registration Statement No. 33-78728 on Form S-8 and Registration Statement No. 033-65271 on Form S-8.



                                                Arthur Andersen LLP


   Boston, Massachusetts
   March 8, 1996